EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Korsana Biosciences, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 15th day of September, 2026.

Venrock Healthcare Capital Partners III, L.P.

By:

VHCP Management III, LLC

Its:

General Partner

By:

/s/ Sherman G. Souther

Name: Sherman G. Souther

Its: Authorized Signatory

VHCP Co-Investment Holdings III, LLC

By:

VHCP Management III, LLC

Its:

Manager

By:

/s/ Sherman G. Souther

Name: Sherman G. Souther

Its: Authorized Signatory

VHCP Management III, LLC

By:

/s/ Sherman G. Souther

Name: Sherman G. Souther

Its: Authorized Signatory

Bong Koh

/s/ Sherman G. Souther

Sherman G. Souther, Attorney-in-fact

Nimish Shah

/s/ Sherman G. Souther

Sherman G. Souther, Attorney-in-fact

Venrock Healthcare Capital Partners EG, L.P.

By:

VHCP Management EG, LLC

Its:

General Partner

By:

/s/ Sherman G. Souther

Name: Sherman G. Souther

Its: Authorized Signatory

VHCP Management EG, LLC

By:

/s/ Sherman G. Souther

Name: Sherman G. Souther

Its: Authorized Signatory

Venrock Healthcare Capital Partners XP, L.P.

By:

VHCP Management XP, LLC

Its:

General Partner

By:

/s/ Sherman G. Souther

Name: Sherman G. Souther

Its: Authorized Signatory

VHCP Management XP, LLC

By:

/s/ Sherman G. Souther

Name: Sherman G. Souther

Its: Authorized Signatory

341793075 v1